UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2026
BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (612) 291-1000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Best Buy Co., Inc. (the “Company” or “registrant”) announced today that Anne Bramman, age 58, has been appointed to serve as the Company’s Executive Vice President, Chief Financial Officer (“CFO”), effective August 19, 2026. Ms. Bramman will report to incoming Chief Executive Officer (“CEO”), Jason Bonfig, as the Company continues its CEO transition. Mr. Bonfig will succeed current CEO Corie Barry on November 1, 2026.

Ms. Bramman most recently served as chief financial and growth officer of Circana, Inc., a leading consumer analytics company, from June 2023 to August 2024. Prior to Circana, Ms. Bramman was CFO of Nordstrom, Inc., leading the department store chain’s financial strategy, capital allocation and digital transformation efforts, from June 2017 to December 2022. Prior to that, she also served as CFO of Avery Dennison Corporation and Carnival Cruise Line and held senior finance leadership roles at L Brands, Inc. She currently serves as a senior advisor and executive coach at Boston Consulting Group and on the boards of Morningstar, Inc. and McCormick & Company, directorships she has held since January 2026 and January 2020, respectively.

In connection with her appointment, Ms. Bramman will receive an annual base salary of $950,000 and will be eligible for an annual cash-based short-term incentive for fiscal 2027 with a target incentive opportunity of 150% of her base salary. In fiscal 2027, she will be granted equity-based awards under the Company’s 2020 Omnibus Incentive Plan having a grant date value of $3,250,000, half of which will be performance share awards and half of which will be time-based restricted shares, on terms consistent with the awards granted to the Company’s other executive officers. She will also receive a sign-on cash award of $500,000, a sign-on equity award with a grant date value of $1,250,000 in the form of time-based restricted shares and relocation benefits. She will be eligible for benefits available to executive officers generally, as outlined in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026.

Effective August 1, 2026, the Company named Corie S. Barry to serve as Interim CFO until Ms. Bramman assumes the role of CFO on August 19, 2026. Ms. Barry, age 51, is currently CEO and will continue to serve as CEO while taking over the Company’s principal financial officer responsibilities. Ms. Barry previously served as the Company’s CFO between 2016 and 2019. No new compensation or severance agreements were entered into in connection with Ms. Barry’s appointment as Interim CFO.

There are no arrangements or understandings between Msses. Barry or Bramman and any other person pursuant to which Msses. Barry or Bramman, as applicable, was appointed to serve as an officer. There are no family relationships between Msses. Barry and Bramman and any other director or executive officer of the Company, and neither of Msses. Barry and Bramman has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For additional information regarding the registrant, see the registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and Proxy Statement filed with the SEC on April 30, 2026. Best Buy’s Annual Report to Shareholders and its report on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

A press release announcing the matter described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.
(d)Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1
News release issued August 3, 2026. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: August 3, 2026	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary